Exhibit 99.2

FOR IMMEDIATE RELEASE	Contact:
(Media) Paul Jacobson (303) 268-6426 (Media) Erica Stull (303) 268-6502 (Investor Relations) Jim Buckley (303) 268-6424

Adelphia Obtains $8.8 Billion Exit Financing
Commitment From Four Global Financial Institutions

JPMorgan Chase & Co., Credit Suisse First Boston,
Citigroup Inc. and Deutsche Bank AG Take The Lead

Financing Commitment — A Major Sign Of Confidence For Adelphia

Greenwood Village, Colo., February 25 , 2004— Adelphia Communications Corporation (“Adelphia”) (OTC:ADELQ) has received commitments from four of the world’s largest financial institutions for an $8.8 billion fully-committed exit financing package that will be used to finance the cash payments to be made under the cable television company’s proposed Chapter 11 Plan of Reorganization and includes a $750 million revolving credit facility following its emergence from bankruptcy.

JPMorgan Chase & Co., Credit Suisse First Boston, Citigroup Inc. and Deutsche Bank AG will lead the financing package, with each providing an equal share of the commitment.  This financing package includes $5.5 billion of senior secured credit facilities and a $3.3 billion bridge facility. The financing package is subject to bankruptcy court approval and certain other conditions.

“We are pleased to have such an impressive lineup of the world’s leading financial institutions supporting our emergence,” said Vanessa Wittman, executive vice president and chief financial officer. “The company’s ability to attract this kind of support is a clear indicator of the tremendous progress our business has made under Chapter 11 protection in the areas of operations, financial performance and corporate governance. This commitment clearly supports our ability to emerge with a strong balance sheet and to use our great assets to operate as an independent company.”

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ADELPHIA EXIT FINANCING

FEBRUARY 25, 2004 - PAGE 2

About Adelphia

Adelphia Communications Corporation is the fifth-largest cable television company in the country. It serves subscribers in 30 states and Puerto Rico, and offers analog and digital cable services, high-speed Internet access and other advanced services over Adelphia’s broadband networks.

Cautionary Statement Regarding Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements regarding Adelphia Communications Corporation’s and its subsidiaries’ and affiliates’ (collectively, the “Company”)  expected future financial position, results of operations, cash flows, restructuring and financing plans, expected emergence from bankruptcy, business strategy, budgets, projected costs, capital expenditures, network upgrades, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.  Factors that may cause actual results to differ materially from  those in the forward-looking statements include the Company’s pending bankruptcy proceeding, results of litigation against the Company and government investigations of the Company, the effects of government regulation including the actions of local cable franchising authorities, the availability of financing, actions of the Company’s competitors, customer response to repackaged services, pricing and availability of programming, equipment, supplies, and other inputs, the Company’s ability to upgrade its network, technological developments, and changes in general economic conditions.  Many of these factors are outside of the Company’s control.